Exhibit 23(B)

                        Consent of Independent Accountants
                        ----------------------------------
               We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 33-61705 and No. 33-41925) of Waverly, Inc. of our report dated February
               22, 1995, related to our audits of the consolidated financial statements and financial statement schedule of Waverly, Inc. and subsidiaries as of December 31, 1994 and for the year then ended, included in this Form 10-K for the year ended December 31, 1996.



               PRICE WATERHOUSE  LLP

               Linthicum, Maryland
               March 31, 1997